JPMorgan Trust I
JP Morgan Trust II
Undiscovered Managers Funds
J.P. Morgan Mutual Fund Group
J.P. Morgan Fleming Mutual Fund Group, Inc.
JPMorgan Institutional Trust
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
Pacholder High Yield Fund, Inc.
UM Investment Trust
(each, a “Trust”)

POWERS OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Frank J. Nasta, Brian L. Duncan, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Michael J. Tansley, Stephen M. Ungerman, Laura S. Melman, Joseph Bertini, Francesco Tango and Joy C. Dowd, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or Director or officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Fergus Reid, III	/s/ William J. Armstrong

Fergus Reid, III	William J. Armstrong
Trustee/Director and Chairman	Trustee/Director

/s/ John F. Finn	/s/ Matthew Goldstein

John F. Finn	Dr. Matthew Goldstein
Trustee /Director	Trustee/Director

/s/ Robert J. Higgins	/s/ Peter C. Marshall

Robert J. Higgins	Peter C. Marshall
Trustee/Director	Trustee/Director

/s/ Marilyn McCoy	/s/ William G. Morton, Jr.

Marilyn McCoy	William G. Morton, Jr.
Trustee/Director	Trustee/Director

/s/ Robert A. Oden, Jr.	/s/ Frederick W. Ruebeck

Robert A. Oden, Jr.	Frederick W. Ruebeck
Trustee/Director	Trustee/Director

/s/ James J. Schonbachler	/s/ Leonard M. Spalding, Jr.

James J. Schonbachler	Leonard M. Spalding, Jr.
Trustee/Director	Trustee/Director

/s/ Frankie D. Hughes

Frankie D. Hughes
Trustee/Director

Dated: February 25, 2010